UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 1, 2008

Date of Report (Date of earliest event reported)

ENERSYS

(Exact name of registrant as specified in its charter)

Delaware	1-32253	23-3058564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

2366 Bernville Road, Reading, Pennsylvania	19605
(Address of principal executive offices)	(Zip Code)

(610) 208-1991

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of EnerSys adopted the EnerSys Voluntary Deferred Compensation Plan for Executives (the “Plan”), under which participants who are among a select group of management and highly compensated employees may elect to defer receipt of all or a portion of any cash bonus payable to such participants with respect to a fiscal year. Pursuant to the Plan, which is effective April 1, 2009, each participant must make an irrevocable deferral election before the beginning of the fiscal year to which the cash bonus relates (or, in the case of “performance-based compensation,” on or before six months before the end of such fiscal year). Participants can elect to receive distributions of their accounts in the Plan, either in a lump sum or in installments, (i) upon their termination of employment, (ii) on a specified date, or (iii) upon a change in control.

A participant may elect to allocate the deferred amounts into an investment account and select among various investment options upon which the rate of return of amounts that the participant defer will be based. The participants’ investment accounts are adjusted periodically to reflect the deemed gains and losses attributable to the deferred amounts. The specific investment options will be a subset of the investment options in the EnerSys 401(k) Plan. Each participant is always 100% vested in their investment accounts.

Alternatively, participants may elect to allocate the deferred amounts to a stock unit deferral account. All amounts allocated to the stock unit account are invested in restricted stock units awarded under one of the stockholder-approved equity compensation plans. If a participant elects to allocate the deferred amounts to the stock unit account, EnerSys will make an additional matching contribution in the amount of 20% of the deferred amount. Dividend equivalent units, if any, will be credited to each stock unit account. Each participant is 100% vested with respect to the amounts deferred to the stock unit deferral account. The matching contribution will vest over three years from the last date of the fiscal year to which the amounts relate, except that participants will become 100% vested in their matching contribution upon a change in control.

The Plan is a nonqualified deferred compensation plan. The rights of all participants to any deferred amounts represents our unsecured promise to pay such deferred amounts.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Also on May 1, 2008, the Committee approved a new form of stock option agreement which provides for a three-year vesting schedule. The foregoing description of the form of stock option agreement does not purport to be complete and is qualified in its entirety by reference to the form of stock option agreement which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	EnerSys Voluntary Deferred Compensation Plan for Executives (effective April 1, 2009).

10.2	Form of Stock Option Agreement (Three-Year Vesting Schedule) under either the EnerSys 2004 Equity Incentive Plan or the EnerSys 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERSYS
Dated: May 6, 2008

	By:	/s/ Richard W. Zuidema
Richard W. Zuidema, Executive
Vice President – Administration and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	EnerSys Voluntary Deferred Compensation Plan for Executives (effective April 1, 2009)

10.2	Form of Stock Option Agreement (Three-Year Vesting Schedule) under either the EnerSys 2004 Equity Incentive Plan or the EnerSys 2006 Equity Incentive Plan